Exhibit 10.1
Final Form
FORM OF VOTING AGREEMENT
This Voting Agreement (this “Agreement”) is made as of August [●], 2023, by and among (i) SEP Acquisition Corp., a Delaware corporation (the “Purchaser”), (ii) SANUWAVE Health, Inc., a Nevada corporation (the “Company”), and (iii) the undersigned holder (“Holder”) of capital stock and/or securities convertible into capital stock of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.
WHEREAS, on the date hereof, the Purchaser, the Company, and SEP Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each stockholder of the Company to receive its Stockholder Merger Consideration, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the BCA;
WHEREAS, the Board of Directors of the Company has (a) determined that the Merger Agreement and the Transactions, including the Merger, is fair, advisable and in the best interests of the Company and the Company Stockholders, (b) approved this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, (c) directed that approval of this Agreement and adoption of the Transactions, including the Merger, be submitted to a vote at a meeting of the Company Stockholders, and (d) recommended to Company Stockholders that they approve and adopt this Agreement and the Transactions, including the Merger, (the “Company Board Recommendation”); and
WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to the Purchaser regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of the Company which Holder beneficially owns, holds or otherwise has voting power [in his individual capacity] (the “Shares”) [and not, for the avoidance of doubt, any shares over which he may act as a fiduciary or have voting power on behalf of any other Person], during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Covenant to Vote. Holder agrees, with respect to all of the Shares:

(a)          during the Voting Period, at each meeting of the Company Stockholders of any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) at any time after the later of (x) the registration statement on Form S-4 to be filed by the Purchaser in connection with the Transactions having been declared effective by the Securities and Exchange Commission (“SEC”) or (y) the board of directors of the Company having solicited the vote or consent of the Company Stockholders in connection with the Transactions, in each case to the extent in accordance with the Company Board Recommendation (A) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, and all of the other Transactions (and any actions required in furtherance thereof); and (B) in favor of the other matters set forth in the Merger Agreement, and (ii), to the extent in accordance with the Company Board Recommendation, to vote the Shares in opposition to: (A) any Takeover Proposal or Alternative Acquisition Agreement and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) any amendment of the Company’s Organizational Documents or any material change in the Company’s corporate structure or business which is inconsistent with the Merger Agreement or any of the Transactions; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled; provided, that, nothing in this Agreement shall preclude Holder from exercising full power and authority to vote the Shares in Holder’s sole discretion for or against, and the proxy granted pursuant to this Agreement shall not cover, any proposal submitted to a vote of the Company Stockholders (1) that materially decreases the amount or materially changes the form of consideration payable to Holder, or (2) that imposes any material restrictions on the payment to Holder of its share of the Stockholder Merger Consideration, in the case of either clause (1) or (2), (X) not contemplated by the Merger Agreement or the Ancillary Documents, (Y) in a manner that is not substantially the same as applied to all other Company Stockholders, and (Z) with respect to clause (2) only, or pursuant to applicable securities Laws;

(b)          except for transfers as permitted by, and in accordance with Section 2(b), not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(c)          except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Shares in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(d)          to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the BCA.

2.            [Grant of Proxy. During the Voting Period, Holder, with respect to all of Holder’s, hereby irrevocably grants to, and appoints, the Purchaser and any designee of the Purchaser (determined in the Purchaser’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned of record by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Purchaser entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.]

3.            Other Covenants.

(a)          No Transfers. Holder agrees that during the period from and including the date hereof through the end of the Voting Period it shall not, and shall cause its Affiliates not to, without the Purchaser’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares (as defined below); (B) grant any proxies or powers of attorney with respect to any or all of the Shares; or (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, the Purchaser that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of the Purchaser, and the Company hereby agrees that it shall not effect any such Transfer.

(b)          Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) by gift, will or intestate succession upon the death of Holder, (ii) to any Permitted Transferee (as defined below) or (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such Transfer that the transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder, including, for the avoidance of doubt, where Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership and (E) any affiliate of Holder. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c)           Changes to Shares. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, domestication, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the period from and including the date hereof through the end of the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any changes to Holder’s ownership of Shares, if any, after the date hereof.

(d)          Compliance. Holder agrees during the period from and including the date hereof through the end of the Voting Period not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect.

(e)          Registration Statement. During the period from and including the date hereof through the end of the Voting Period, Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Registration Statement.

(f)           Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without providing prior notice to the Company and the Purchaser, after which the Company and the Purchaser shall be provided reasonable time to consult with Holder before any such public statements are made, unless such information was already made available publicly in reports filed with the SEC or is otherwise required by applicable Law. Nothing herein shall restrict Holder’s right to furnish or disclose any information with respect to the Transactions or the transactions contemplated herein (i) to its limited partners, members or shareholders, (ii) as required by applicable Law, regulation, SEC or stock exchange requirement or legal process, or (iii) as permitted by the Merger Agreement. Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement, the Letter of Transmittal, the Transmittal Documents and any other Ancillary Documents.

4.           Representations and Warranties of Holder. Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a)           Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b)          Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares (to the extent the Shares have associated voting rights), and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder.  The Shares identified herein do not include shares over which Holder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Holder. Except for the Shares,  as of the date of this Agreement, Holder is not a beneficial owner or record holder of any shares of common stock of the Company.

(c)          No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)          No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, which will be terminated at the Closing, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5.           Miscellaneous.

(a)          Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser, the Company and Holder, (ii) the Closing Date (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing Date), (iii) the date of termination of the Merger Agreement in accordance with its terms, and (iv) the date on which any Company Adverse Recommendation Change occurs. The termination of this Agreement shall not relieve such party from liability for such party’s breach of any terms of this Agreement prior to the date of termination. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b)          Capacity. Notwithstanding anything in this Agreement to the contrary, (i) Holder makes no agreement or understanding herein in any capacity other than in such Holder’s capacity as a record holder and beneficial owner of the Shares, and not in such Holder’s capacity as a director, officer or employee of the Company or any of its Affiliates, as applicable, and (b) nothing herein will be construed to limit or affect any action or inaction by such Holder or any representative of such Holder serving as a member of the board of directors of the Company or its Affiliates or as an officer, employee or fiduciary of the Company or its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or such Affiliate.

(c)           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all of its obligations are personal to the parties hereto and may not be assigned, transferred or delegated at any time without the prior written consent of the other parties, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(d)          Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(e)           Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or U.S. federal court located in the State of Delaware (or in any appellate court thereof)) (the “Specified Courts”).  Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(h). Nothing in this Section 5(e) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(f)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(f).

(g)          Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Holder, to the address set forth on Holder ’s signature page hereto.
If to the Purchaser or Merger Sub at or prior to the Closing, to:	with a copy (which will not constitute notice) to:

SEP Acquisition Corp.	Baker Donelson, Bearman, Caldwell & Berkowitz, PC
3737 Buffalo Speedway	1600 West End Avenue
Suite 1750	Suite 2000
Houston, TX 77098	Nashville, TN 37203
Attn: Andrew White	Attn: Tonya Mitchem Grindon
Telephone No.: 713-715-6820	Attn: Nathan Kibler
Email: info@seplp.com	Attn: Andrew Yonchak
Telephone No.: 615-726-5600
Email: tgrindon@bakerdonelson.com
Email: nkibler@bakerdonelson.com
Email: dyonchak@bakerdonelson.com

If to the Company, to:	with a copy (which will not constitute notice) to:

Sanuwave Health, Inc.	Faegre Drinker Biddle & Reath LLP
11495 Valley View Road	2200 Wells Fargo Center
Eden Prairie, Minnesota 55344	90 South Seventh Street
Attn: Morgan C. Frank, Chief Executive Officer	Minneapolis, Minnesota 55402
Email:	Attn: Ben A. Stacke
Attn: Jonathan Nygren
Email: ben.stacke@faegredrinker.com
Email: jon.nygren@faegredrinker.com

If to the Purchaser after the Closing, to:	with a copy (which will not constitute notice) to:

Sanuwave Health, Inc.	Faegre Drinker Biddle & Reath LLP
11495 Valley View Road	2200 Wells Fargo Center
Eden Prairie, Minnesota 55344	90 South Seventh Street
Attn: Morgan C. Frank, Chief Executive Officer	Minneapolis, Minnesota 55402
Email:	Attn: Ben A. Stacke
Attn: Jonathan Nygren
Email: ben.stacke@faegredrinker.com
Email: jon.nygren@faegredrinker.com

(e)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(f)          Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(g)          Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages may be inadequate and the Company and the Purchaser may not have an adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.  Notwithstanding the foregoing, the Purchaser agrees that its rights under this subsection (g) shall terminate upon its acceptance of the Termination Fee under the Merger Agreement.

(h)           Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(i)           No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Company or the Purchaser. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(j)          Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k)          Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(l)           Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.
The Purchaser:

SEP ACQUISITION CORP.

By:
Name: R. Andrew White
Title: Chief Executive Officer

[Signature Page to Company Voting Agreement]

The Company:

SANUWAVE HEALTH, INC.

By:
Name: Morgan Frank
Title: Chairman, Chief Executive Officer

[Signature Page to Company Voting Agreement]

Holder:

MANCHESTER EXPLORER, L.P.
By:
Name:
Title:
Number and Type of Shares:
Shares of Company Common Stock:

Address for Notice:

Address
Facsimile No.:
Telephone No.:
Email:

[Signature Page to Company Voting Agreement]